Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of our report filed on December 8, 2014, relating to the consolidated financial statements of Bridgehouse Marine Limited appearing in HC2 Holdings, Inc.’s Current Report on Form 8-K/A filed on December 8, 2014. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

London, United Kingdom

October 5, 2015